SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8




             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                          SNOHOMISH EQUITY CORPORATION

                     (FORMERLY SNOHOMISH EQUITY GROUP, INC)


                                    000-26249
                             COMMISSION FILE NUMBER

  NEVADA                                                              33-0507843
(JURISDICTION  OF  INCORPORATION)        (I.R.S.  EMPLOYER  IDENTIFICATION  NO.)


219  BROADWAY,  SUITE  261,  LAGUNA  BEACH  CA                             92651
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



ATTORNEY  DISCLOSURE  AND
SPECIAL  RELATIONSHIP  AGREEMENT
(FULL  TITLE  OF  PLAN)

                                 WILLIAM STOCKER
                                 ATTORNEY AT LAW
                     34700 PACIFIC COAST HIGHWAY, SUITE 303
                            CAPISTRANO BEACH CA 92624
                    PHONE (949) 248-9561  FAX (949) 248-1688

                               (AGENT FOR SERVICE)

                                  June 15, 2000


                       CALCULATION OF REGISTRATION FEE (1)

Title of Securities to   Amount to be  Proposed         Proposed    Amount of
be Registered            Registered    Maximum          Maximum     Registration
                                       Offering         Aggregate   Fee
                                       Price per Unit   Offering
                                                        Price
--------------------------------------------------------------------------------
Common Stock                1,550,500  $          0.01  $15,505.00  $        4.09
0.0001 par value              shares        per share
================================================================================

1 The securities of the Issuer are not presently trading or listed for trading on the Non-NASDAQ Bulletin Board of the NASD, the NQB Pink Sheets, or elsewhere, and has never traded. The price is determined accordingly at the mutually acceptable price of $0.01 per share, rather than at the nominal par value of $0.001.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE. The following documents are incorporated by reference as though fully set forth herein, and all documents subsequently filed by this Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and a part hereof from the date of filing of such documents:

     (a) The Registrant's Form 10-SB containing Audited Financial Statements for the Registrant's last fiscal year;

     (b) All other Reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant's last Annual Report; and

     (c) The Issuer's Common Equity Voting Stock ( Common Stock ) Registered under 12(g) of the 1934 Act, as described in Form 10-SB. Each share is entitled to one vote; all shares of the class share equally in dividends and liquidation rights. Pursuant to the laws of Nevada a majority of all shareholders entitled to vote at a shareholders meeting regularly called upon notice may take action as a majority and give notice to all shareholders of such action. No market presently exists for the securities of this Issuer.


ITEM  4.  DESCRIPTION  OF  SECURITIES.  Not  Applicable.  See  Item  3(c).


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. William Stocker, Special Securities Counsel for the Issuer, is also one of the service providers, and has an indirect interest in the securities requested to be issued.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. There is no provision in the Articles of Incorporation or the By-Laws, nor any Resolution of the Board of Directors, providing for indemnification of Officers or Directors. We are aware of certain provision of the Nevada Corporate Law which affects indemnity of Officers or Directors.

      NRS 78.7502 provides for mandatory indemnification of officers, directors, employees and agents, substantially as follows: the corporation shall indemnify a director, officer, employee or agent of a corporation; to the extent that he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, in which he or she had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not Applicable. No restricted securities are re-offered or resold pursuant to this Registration Statement.

ITEM  8.  EXHIBITS.

     Exhibit 1 hereto is an Opinion of Counsel respecting the legality of the issuance of the securities covered by this Registration Statement. Counsel also treats the following facts: the Financial Services Agreement is not a qualified plan of any kind or sort. Receipt of the Securities covered by this Registration Statement will be treated as the equivalent of cash received for services as ordinary income. The Securities are issued in compensation for services at the rate of $0.01 per share for $15,505.00 of services performed.

     Exhibit 2 hereto is Intrepid International Financial Services Consulting Agreement. The service providers mentioned in Counsel's Opinion performed services pursuant to that Agreement.

ITEM  9.  UNDERTAKINGS.  Not  Applicable.

                                   SIGNATURES

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 15, 2000.

                          SNOHOMISH EQUITY CORPORATION

                     (formerly SNOHOMISH EQUITY GROUP, INC)

      /S/ Pete Chandler          /S/ Susan Sanchez
      Pete Chandler              Susan Sanchez
      President/Director         Secretary-Treasurer/Director

--------------------------------------------------------------------------------
                                    EXHIBIT 1
                               OPINION OF COUNSEL
--------------------------------------------------------------------------------

                                 LAW OFFICES OF
                                 William Stocker
                     34700  Pacific Coast Highway, Suite 303
                            Capistrano Beach CA 92624
                   phone  (949)  248-9561    fax (949)248-1688


                                  June 15, 2000

To  the  President  and  the
Board  of  Directors
Snohomish  Equity  Corporation
219  Broadway,  Suite  261
Laguna  Beach  CA  92651
     re:  Opinion  of  Special  Counsel
     Dear  President  &  Board  of  Directors:

     You have requested my Opinion in connection with the filing of a 1933 Act Registration on Form S-8 to compensate consultants in the amount of $15,505.00 in the form of 1,550,500 shares of common stock to be registered thereby. It has been fully disclosed that I am General Counsel for Intrepid International, Ltd., whose personnel, including myself are listed service providers.

Service Provider  Service  Hour    Amount      Amount
                  Hours    Rate    $           Shares
                                   Indicated       @0.01
--------------------------------------------------------
J. Dan Sifford      16.50     150     2475.00    247,500
--------------------------------------------------------
Jena Minnick         9.00     125     1125.00    112,500
--------------------------------------------------------
Karl Rodriguez       1.00     250      250.00     25,000
--------------------------------------------------------
Susan C. Sanchez     0.50      85       42.50      4,250
--------------------------------------------------------
Shane Goreski        7.50      85      637.50     63,750
--------------------------------------------------------
William Stocker     43.90     250   10,975.00  1,097,500
--------------------------------------------------------
Totals              78.40  945.00   15,505.00  1,550,500
========================================================

     I am familiar with the history and current capitalization of the Issuer, its reporting status, and good standing with its place of incorporation. The Issuer's Common Stock is Registered pursuant to 12(g) of the Securities Exchange Act of 1934.

      It is my opinion that the securities proposed to be issued may be validly and properly issued and that such an issuance would be lawful in all respects. The Financial Services Agreement is not a qualified plan of any kind or sort and is not qualified for any special tax treatment under State or Federal Law. If and when issued, the securities would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. The Securities would be issued in compensation for services at the rate of $0.01 per share for

$15,505.00 of services performed. These services were duly invoiced pursuant to an agreed time-fee agreement, and none of the services billed or performed were direct or indirect commissions or compensation for raising funds for the Issuer, or for maintaining any market in securities of the Issuer.

     It is accordingly my opinion that the issuance requested is entitled to registration on Form S-8.

     I understand and consent to the use of this Opinion in connection with your proposed filing of a 1933 Registration Statement on Form S-8.

                                Very Truly Yours,

                                 /s/William Stocker
                                 William Stocker
                           special securities counsel

--------------------------------------------------------------------------------
                                     EXHIBIT
                             INTREPID INTERNATIONAL
                               FINANCIAL SERVICES
                              CONSULTING AGREEMENT
--------------------------------------------------------------------------------

                             INTREPID INTERNATIONAL
                               FINANCIAL SERVICES
                              CONSULTING AGREEMENT

THIS AGREEMENT is made by and between Intrepid International, Ltd., a Nevada Corporation, (hereafter "IIL"), and Snohomish Equity Corp. a Nevada Corporation, (hereafter "Client" ) and dated January 1, 1999. In consideration of the mutual promises terms and conditions herein set forth, the parties agree as follows:


     1. RETAINER AGREEMENT. Intrepid International, Ltd. is hereby retained as financial services consultants for the Client, consistent with that certain Description of Mission and Services Offered, a copy of which is Attachment 1 to this Consulting Agreement, and incorporated herein by this reference as though fully set forth herein. Among the services to be provided and contemplated by this arrangement are the services of its President, Kirt W. James (billable at $125.00/hr), its prime consultant, J. Dan Sifford Jr. (billable at $200.00/hr), and such incidental secretarial services (billable at $85.00/hr) as may be reasonably and necessarily performed by its secretary. Additional services may be performed by subcontractors of IIL, subject to arrangements approved by Client in advance.

     2. SERVICES. IIL agrees to provide, as requested, the widest possible range of and Financial Consulting services, to Management of Client, subject to, limited by and consistent with that certain Description of Mission and Services Offered, a copy of which is Attachment 1 to this Consulting Agreement, and incorporated herein by this reference as though fully set forth herein. Such services include, as requested by Client, coordination of public relations, shareholder relations, audit coordination, certificate and transfer coordination, coordination of relationships with market-makers and broker dealers in the securities of Client and consulting services, incidental analysis and, where appropriate, and subject to the accompanying Attorney Disclosure Agreement, written legal opinions by IIL Counsel acting, as requested by Client, as Special Securities Counsel with Limited Authority, and the preparation and coordination of annual, quarterly and current filings as may be required of the Client pursuant to the Securities and Exchange Act of 1934 and Regulations of the Securities and Exchange Commission promulgated pursuant to the 1934 Act.

     3. COMPENSATION. In consideration for such services, Client agrees to pay IIL pursuant to fee schedule set forth in paragraph 1 above. Billings for services shall be invoiced by IIL and paid upon receipt.

     4. PAYMENT OF EXPENSES. IIL must secure in writing approval in advance for any expense that may be contracted on behalf of Client in excess of $400 in the aggregate. Expenses, if approved, are to be invoiced by IIL and paid upon receipt. In addition to charges for services, Client will be billed for all normal and incidental identifiable costs such as copying charges, telephone expenses, delivery fees, filing fees, and transcription fees; however, travel expenses, expert witness fees and other extraordinary charges will not be incurred without prior approval.

     5. UNPAID CHARGES. It is agreed that if at any time any invoice rendered by this Firm to Client for investment banking, appropriate legal services and expenses remains unpaid for any reason for longer than 30 days, we shall have the right to discontinue performance of further services and to withdraw as your attorneys, regardless of the status of any matter in which we will be involved and regardless of any event or proceeding which may then be pending, unless we have reached a subsequent written agreement with respect thereto.

     6. LATE CHARGES. An amount past due will incur a late charge, after 30 days, of 1.5% per month (18% per annum) of the total unpaid balance. Late charges will continue to accrue at the same rate on any unpaid balance during any collection efforts and until the entire bill is paid in full, unless a subsequent agreement with respect to such charges is made and reduced to writing. Should it become necessary to seek collection of any past due statement, you agree to pay all reasonable costs of collection including reasonable attorneys' fees and all interest incurred.

     7. ARBITRATION OF ANY DISPUTES. It is agreed that any dispute arising our of this Agreement, or the Firm's representation of you, shall be resolved by binding arbitration in Las Vegas, Nevada, by the American Arbitration Association.

     8. LIABILITY OF IIL. In furnishing Client with advice and other services as requested, neither IIL nor any owner, employee or agent of IIL, shall be liable to Client or its creditors for ordinary errors of judgment or for anything except gross negligence, wilful malfeasance, or bad faith, in the performance of its duties or reckless disregard of its obligations and duties under the terms of this agreement. It is further understood and agreed that IIL may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, IIL shall not be accountable for any loss suffered by Client by reason of Client's action or non-action on the basis of advice, recommendation or approval of IIL, its owners, employees or agents.

     9. GOOD FAITH AND FAIR DEALING. All parties to this agreement hereby covenant expressly to deal with each other honestly, fairly and in good faith in all respects, and to provide each other with reasonable further assurances in furtherance of their mutual performances with respect to this Agreement.

     10. INDEPENDENT CONTRACTOR. IIL is and shall at all times be understood and deemed to be an independent contractor without authority to act or represent Client or its clients, except as provided or authorized in this agreement.

     11. NON-EXCLUSIVITY. Client recognizes and acknowledges that this agreement is non-exclusive, and that accordingly IIL now renders and may in the future render services to other clients, some of which may be of a nature similar to those agreed to be performed herein, or to clients with similar businesses, needing similar advice. IIL is and shall be free to render any such service or advice and shall not be required to devote full-time and attention to its obligations under this agreement, but only such amount as is reasonably necessary.

     12. CONTROL. Nothing contained herein shall be deemed to require any action by any Corporation contrary to law or its constituent documents or to relieve the board of directors thereof from responsibility for control of the affairs of such corporation.

     13. OWNERSHIP OF FILES AND RECORDS. Except as to original records or any records or files which we accept upon the understanding that they belong to you, it hereby is agreed that all files, copies of documents, correspondence or other materials which we may accumulate in connection with your representation, including copies of materials filed with any regulatory agency, shall be the property of IIL. Upon the termination of the engagement, IIL will return any property belonging to you upon your request. Copies of our files and other materials which IIL may have accumulated during our representation will be made available to Client at its expense; however, it is specifically agreed that IIL shall have the right, in its discretion, to dispose of these files at such times as it determines reasonably that such files need not be retained any longer. After such destruction, such files will no longer be available.

     14. TERMINATION. The term of this agreement shall begin with the complete execution hereof, and shall continue in effect for until terminated by either party in writing. Upon termination, all accrued charges shall be promptly invoiced and paid.

     15. MISCELLANEOUS. This agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings, if any, of any and every kind and nature, between them. This agreement is made and shall be construed and interpreted according to the laws of the Client's place of Incorporation if that be Nevada or Texas, and if not, pursuant to the laws of the State of Nevada.


     ACCORDINGLY the parties cause this agreement to be signed by their duly authorized representative, as of the date written below.



                          Intrepid International, Ltd.

                                       by

                                 /s/Dan Sifford
                                   Dan Sifford
                         U.S. Authorized Representative



THE ABOVE IS UNDERSTOOD AND AGREED TO and I state under the penalties of perjury that I am authorized to execute this letter agreement:

                             Snohomish Equity Corp.

Date:7/14/99     By

                                /s/Pete Chandler
                                  Pete Chandler
                                    President

                                  Attachment 1

                   DESCRIPTION OF MISSION AND SERVICES OFFERED

                          Intrepid International, S. A.
                   DESCRIPTION OF MISSION AND SERVICES OFFERED

                              I.  MISSION STATEMENT

     INTREPID  INTERNATIONAL,  S.  A.  (  the  Company ) was incorporated in the
Republic of Panam in 1984 to offer financial services to natural resource companies, primarily those engaged in the production of oil and gas. Following the world wide collapse of oil prices in the mid-eighties, the Company broadened the focus of its universe of support services to include a wider range of companies, with an emphasis on public companies and private companies, companies engaged in the transition from privately held to publicly held, and development stage companies, whether public or private, requiring professional business and corporate guidance. In August of 1997 the Company sought a United States Representative and entered into a relationship with a group of corporate and business specialists who, after contracting with the Company, incorporated as INTREPID INTERNATIONAL, LTD. ( Intrepid US ) to provide the required representation and agency for the Company in North America and Europe. Intrepid US is incorporated in the State of Nevada.

     Intrepid enjoys a wide range of brokerage community and financial services relationships which form the basis of its ability to introduce client companies to consultants, professionals, broker dealers and others who may be of service to client companies in pursuing the business plan and other objectives the client may have.

     Intrepid is not an investment banker, nor a broker or dealer in securities. Intrepid is a provider of technical support services to client companies.
Intrepid does not practice law or supply legal services generally, however, Intrepid's counsel may, under appropriate circumstances be available to client's counsel, where such assistance is requested and appropriate.

     Intrepid provides its services on a negotiated time/fee basis. Intrepid does not provide services for commissions based upon the success or failure of any corporate program, and Intrepid is not a fund-raiser or a source of capital financing. However, sources of capital financing exist, and Intrepid is often able to provide the introductions to suitable professionals, business brokers and securities professionals who may be able to assist an issuer in developing or executing such fund raising programs as the issuer may adopt.

     The principal focus and benefit of the services offered by Intrepid are not its client's capital formation nor fund raising activities, but the refinement of client's business plan, analysis of its corporate structure, evaluation of its current filing status and filing responsibilities, currency and accuracy of financial information and auditability or status of current and past audits and audit procedures, to assist managers in making the conceptual and procedural transitions imposed upon Officers and Directors, with respect to shareholders, shareholder rights, and maintenance of the kinds current public information necessary to position a company to consider public trading of its existing securities, and to maintain its impeccability as a publicly trading company if and when its securities are exposed to the public markets.

     Accordingly, the mission of Intrepid is to assist client companies in avoiding costly mistakes and pitfalls in corporate management, going public, being public, and in handling the various different relationships with professionals and the public which are appropriate, practical, efficient and cost-effective in managing a public corporation.


                            II.  SERVICES TO ISSUERS

     Every Corporation and Issuer of Securities is unique. Its businesses, structure, aspirations status and time horizons are particular to the interest of its shareholders, and the policies of its Management. Intrepid's services may address the full spectrum of corporate situations.

     A.  PUBLIC  AND  PRIVATE  COMPANIES


     1. CLOSELY HELD PRIVATE COMPANIES are corporations, limited partnerships and limited liability companies, held by a relatively small group of shareholders, often the founders, and usually not less than two nor more than 35 shareholders. Typically, the shareholders know each other and/or some or all of the managers. Such a company may have determined to stay small and never go public. Such a company may intend to grow, and keep open the vision of expanding into public ownership at some future time. There are important considerations for mangers of this latter group, chiefly the understanding that all public companies must be auditable. This means not only that books and records be kept in an orderly and consistent manner, but that some corporate understanding the special accounting rules of Regulation SX (promulgated by the Securities and Exchange Commission) be developed and considered in connection with the acquisition of assets or the issuance of stock for property or other rights, particularly. It is also important to develop an understanding, policy, format and consistent procedure for meetings of Directors, Shareholders and maintaining proper corporate minutes, from inception and thereafter.

     2. MORE WIDELY HELD PRIVATE COMPANIES are companies whose securities do not trade on any public market, but which have a growing shareholder base no longer characterized by personal relationships between shareholders and management. Such companies may wish to remain private; however, pressure to deal with public company issues may arise, invited or not, as the shareholder base expands, the business grows in profitability, size and extent of operations and the passage of time, the passing of original shareholders and the inheritance of ownership by a family group, the need to attract new investment, the desire of original owners to retire and to develop an exist strategy for the sale of their business or ownership thereof. Going public is a series of successive headaches, best cured by knowledge of potential pitfalls and early preparation for eventualities. The best policy is always to gather information early and prepare.

     3. PUBLIC COMPANIES come in more than one distinctive status, with different corporate responsibilities and opportunities. It is essential for all issuers of any size and status to be mindful of anti-fraud and similar provisions in connection with any transaction in securities.

      (a) 15C2-11 COMPANIES are those which do not and are not required to file reports directly to the Securities an Exchange Commission, but whose securities trade over-the-counter, normally on the OTC Bulletin Board maintained by the NASD. The OTC Bulletin board is not and must not be confused with NASDAQ. The term the over the counter market was once used to refer to NASDAQ, but that reference or the use of that terminology today is inappropriate and potentially wrongful. A 15c2-11 company has not registered the issuance of its securities under the Securities Act of 1933, nor has it registered any class of its securities for trading under the Securities Exchange Act of 1934. Such a company has acquired its shareholder base by one or more private placements or limited public offerings, perhaps pursuant to Regulations A or D, or other exemption available under the 1933 Securities Act or promulgated by the Commission pursuant to the 1933 Act. 15c2-11 Companies, which do not report to SEC, must report to current information to their market makers and others with respect to a form commonly called their 15c2-11 Report . The company must be audited and the audit must be brought current at least each fiscal year, and preferably more often. Current unaudited financial statements are important between audit cycles, and changes in the business and operations of the company, significant share ownership information, and other material information must be available to the public. Failure to do so may result in de-listing, stop trading, or even liability in extreme cases.

          The OTCBB is in transition to phase in the requirement that companies be or become reporting companies.

      (b) 15(D) COMPANIES are those which have issued securities pursuant to an effective Registration Statement, under the Securities Act of 1933. While the securities of such companies do not trade on NASDAQ or any National or Regional Exchange, such companies are required to furnish Annual Reports, Quarterly Reports, and Current Reports, in the forms prescribed by the Commission. The securities of such companies may trade on the OTC Bulletin Board, or not at all. The reporting requirements are not contingent upon whether such a company is active, trading, or not. It is vital that the financial and other information be gathered at the end of each reporting cycle and that it be presented in its appropriate form and properly and propitiously filed.

      (c) SECTION13 COMPANIES are those with securities that do trade on NASDAQ or an Exchange, or even if not trading, which have a class of securities registered under Sub Section 12(b) or 12(g) of the Securities Exchange Act of 1934. Such Issuers have extensive additional reporting requirement under Section 13 of the 1934 Act and Regulations promulgated with respect thereto. These companies must be concerned with reports of insider trading, and must observe

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special  rules  for  calling  shareholder  meetings  whether  or not proxies are solicited,  among  other  specific  and  detailed  requirements.


      (d) THE MOST COMMON PITFALL of private companies which have become public by submission through a broker/dealer (market maker) to the NASD for permission to publish a quote on the OTC Bulletin Board is quite simply stated: once the Company is up, and conditions change, or time passes, the public information concerning the company grows stale. Companies must maintain a regular updating process, chiefly of financial information, un-audited quarterly financial statements, and an annual year-end audit. 15c2-11 Companies, which do not report to SEC, must report to current information to their market makers and others with respect to a form commonly called their 15c2-11 Report . Reporting Companies use SEC forms and file quarterly, annually. Current significant events must be disclosed promptly in any case. The company must be audited and the audit must be brought current at least each fiscal year, and preferably more often. Current unaudited financial statements are important between audit cycles, and changes in the business and operations of the company, significant share ownership information, and other material information must be available to the public. Failure to do so may result in de-listing, stop trading, or even liability in extreme cases.

     B. INTREPID OFFERS technical, clerical, and professional support for private and public issuers at each of the stages of corporate development. Its particular services are those that the particular issuer requires and requests. Intrepid has no fixed program. It can provide some or all of the appropriate services, to complement and support the skills, knowledge, experience and availabilities of corporate management.


     1. AUDIT COORDINATION. The basic and fundamental focus of responsible corporate management is the maintenance of proper financial information in auditable form. A company which is not auditable cannot go public, and may find itself unsalable even privately. A public company cannot acquire a private company or its business unless the target of acquisition is capable of being audited. Reg SX audits involve special considerations and must be conducted by auditors professionally equipped, and preferably experienced, for doing audits designed to meet the standards and possible review by NASD and/or SEC examiners. The audit is the table on which the house of cards rests. Its importance cannot be overstated. Many issuers find it useful to obtain audit coordination services, to assist them in communicating effectively with their independent auditor, and in identifying the information to be gathered for the auditor, and submitting such information in the form must useful to the auditor for efficiency and accuracy. Intrepid can provide references to any one or all of a number of experienced auditors, with special expertise in various business segments, or can assist the issuer in working with any qualified auditor of its choice. Intrepid can evaluate the adequacy of audit procedures and alert the issuer if something not considered should require attention. Intrepid does not conduct audits or instruct or control auditors or the results of any audit. Intrepid facilitates effective communication between auditor and issuer, if and

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as  desired by its clients. Intrepid's evaluation of auditors for its clients is limited to whether the designated auditor is effectively conversant with Regulation SX, and whether the auditors experience and qualifications appear reasonably suitable for the size and scope of the audit required.

     2. BUSINESS PLANS AND MISSION STATEMENTS are important documents for any corporation public or private. The Mission Statement sets for the goals of the business. The Business Plan describes the business, its personnel, its operations, earnings, facilities and perhaps its projections for future years of operation based upon assumptions carefully considered. The effectiveness and credibility of these documents, for any purpose, depends upon their meeting the formal and contextual expectations of persons who read such plans regularly. Intrepid can assist any company in development of such documents to any standard the client may require. Such documents are not offering documents. They should not be confused with offers of securities or solicitations of investment. While they may be useful in connection with such activities, offering documents require special attention and must never be casually constructed or disseminated.

     3. BUSINESS VALUATION AND APPRAISALS are often useful to owners and managers of business. Intrepid can provide detailed professional evaluation and appraisals of any going concern, which meet the highest professional standards. Such appraisals may be useful for internal information, or in connection with purchase or sale of a given business. Such Valuations and Appraisals of businesses are not audits or financial statements respecting the issuer of securities and should not be confused with offers of securities or solicitations of investment. While they may be useful in connection with such activities, offering documents require special attention and must never be casually constructed or disseminated.

     4. CERTIFICATE AND TRANSFER AGENCY. Intrepid is not a Transfer Agent nor Agent for maintaining the Certificate and Transfer Records of its issuer-clients. Many small or private issuers maintain their own records and perform their own Certificate and Transfer function. When the securities of an issuer are traded publicly, or when private transactions become other than routine and rare, the company should retain the services of a bonded Certificate and Transfer Agent, for its own protection and to insure the orderly and professional handling of its Certificate and Transfer function. Intrepid can recommend such agencies from a number of reputable choices, and, whatever choice, can assist and coordinate the process by which the Agent is engaged, a certified shareholder list prepared, and Intrepid can co-ordinate communication between the issuer and its Transfer Agent, if desired by its client.

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     5.  LEGAL  OPINIONS.  Many  different corporate transactions require or are facilitated by a legal opinion by an attorney. There is no reason why such opinions could not or should not be prepared by the client's own counsel or independent counsel of the client's choice. Some clients express the preference that certain legal opinions be provided or secured by Intrepid as a part of the services selected and requested by the client. Depending upon the nature of the opinion required, Intrepid's counsel may be able to provide appropriate legal opinions on the issuer's behalf of for the issuer's benefit; provided that at all times material to such participation, and to any participation, by Intrepid Counsel, it be clearly and expressly understood that Intrepid Counsel is counsel to Intrepid, and not to the Issuer, and that should the Issuer request for its own benefit that Intrepid Counsel be regarded or referred to as Special Counsel to the Issuer, it be understood and intended that any such participation be limited to the specific purposes for which Intrepid may have been retained, and limited to the specific tasks requested of Intrepid which are appropriately referred to its Counsel. Intrepid Counsel shall not become or be construed to be an advisor or confidant of any client outside the scope of activities requested by the Client of Intrepid. Intrepid Counsel shall be available to consult with Client's counsel in a normal and professional manner, in furtherance of the responsibilities assigned to Intrepid by the client, or at arms length as between Intrepid and its Client.

     6. REPORTING DOCUMENTS. Intrepid, and its Counsel can assist any issuer in preparing and causing the assembly and filing of reports required of public companies, with information supplied by the issuer. Most common are Annual, Quarterly and Current Reports, for reporting companies, and Issuer Information Statements pursuant respect to form 15c2-11 with respect to non-reporting companies.

     7. OFFERINGS AND OFFERING DOCUMENTS. Any offering or solicitation of any transactions in securities requires careful conformity to law and regulation of the United States and possibly State or other local Jurisdictions. Intrepid can assist any issuer-client in the preparation of offering documents, of several varieties, and Intrepid, with the assistance of its counsel can provide information as to the apparent availability or non-availability of any form of offering, if requested by its clients. Intrepid does not conduct offering for the issuer, but assists the management of the issuer in doing so. Intrepid does not solicit investors or investment for its clients. Intrepid may provide introductions which may result in negotiations between sophisticated persons, but Intrepid does not take part in soliciting capital, other than its technical, clerical, and other specific support for management activities. It is appropriate and proper that most solicitations, if there are to by any, be conducted for the issuer through registered broker/dealers. Any activity by Intrepid in fund raising or capital formation activities by or for an issuer-client shall be limited to ministerial performance and execution of matters passed upon and directed by management.

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     8.  MERGERS  AND  ACQUISITIONS.  Intrepid  has  considerable  experience in assisting issuers engaged in merger, acquisitions or other forms of corporate reorganizations. Intrepid does not broker mergers or acquisitions. Intrepid can provide substantial assistance to issuers so engaged, with the participation of its counsel, with respect to the formal and legal requirements of tendering, calling shareholder meetings and conducting them properly, preparing minutes and certifications of shareholder meetings, whether or not proxies be requested, and executing filing requirements with respect to such transactions before and after their consummation as may be appropriate. Intrepid does not search for merger and acquisition candidates, but it is often contacted by such candidates (who are not its clients). In the event that an introduction by Intrepid results in a transaction, Intrepid will not claim or receive any finders fee or commission for such introduction, but will continue in its invariable practice of billing clients for time and effort expended at pre-agreed hourly rates.

     9. MARKET COORDINATION, SHAREHOLDER AND BROKER RELATIONS. It is the function and responsibility of each issuer to deal with relationships arising from public interest and access to its securities. The volume of calls and kinds of technical information requested may become burdensome to managements of limited size, resources or expertise. Intrepid can accept the ministerial delegation of such management functions and can participate public relations, shareholder relations, broker relations and market co-ordination; provided that such delegation shall be confined to carrying out corporate policy, and provided that information disseminated shall be authorized and directed by the issuer, and shall not include any public or private offering, solicitation or advertising, in connection with any offer or sale of securities.

     10.  STRUCTURING  DEALS. Intrepid does not structure deals for its clients.
It does present to clients its knowledge and experience commended for consideration by management in management's development of its own plans and programs. Intrepid neither recommends nor discourages any company's going public. It offers the following General Considerations for Companies Evaluating Going Public, a copy of which is provided herewith.

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